NEWS www.twitter.com/ford www.facebook.com/ford www.instagram.com/ford www.medium.com/@ford Improvement in Key Automotive Markets, Ford Credit Contribute to Ford’s Q3, YTD Operating Results · GAAP operating cash flow up 8 percent year-to-date; adjusted free cash flow for the same period increased 80 percent · Automotive EBIT increased 10 percent year-to-date; EBIT from North America, Europe and China higher in the quarter · Aggressive global rollouts of customer-centered new vehicles include ongoing renewal of North American lineup · Company continues to expect full-year growth in 2019 adjusted free cash flow, driven by Automotive; forecasts full-year adjusted EBIT of between $6.5 billion and $7.0 billion DEARBORN, Mich., Oct. 23, 2019 – Ford Motor Company said its third-quarter 2019 performance included progress in the North America, Europe and China automotive businesses and strong results from Ford Credit. At the same time, the company took further steps in Q3 to become even more fit and customer-centered amid expected long-term industry change. Company Key Metrics Summary Reported revenue for the third quarter was $37.0 billion, down 2 percent from the prior year, largely as a result of currency exchange. Third-quarter net income was $425 million. A decline 1 in per-share earnings to 11 cents was primarily attributable to charges for special items associated with the company’s strategic Global Redesign . Special items in Q3 included charges related to the proposed creation of a joint venture in India with Mahindra & Mahindra. Cash flow from operating activities was $4.7 billion, down 9 percent. Unless otherwise noted, all comparisons here are year-over-year. Adjusted free cash flow for Q3 was $207 million. Adjusted EBIT in the quarter increased 8 percent to $1.8 billion. The higher operating results were attributable to mark-to-market investment gains; improvement in the company’s businesses in North America, Europe and China; and another strong performance by Ford Credit. Adjusted per-share earnings for the third quarter were 34 cents. For the year to date , adjusted free cash flow was up 80 percent. EBIT from Ford’s Automotive business for the first nine months of the year increased 10 percent. “Our Global Redesign is about making choices to transform our organization, to become the world’s most trusted company and a clear leader in an era of rapid change,” s aid Jim Hackett, Ford president and chief executive officer. “We are getting stronger today and we have more work to do .” Business-unit highlights during the quarter included: · Ongoing product renewal in North America , where all-new Ford Explorer and Escape and Lincoln Aviator and Corsair models will soon be followed by a new F-Series Super Duty with best-in-class diesel towing, diesel and gas power and torque, and payload; a new F-150; an innovative, Mustang-inspired battery-electric vehicle; and the return of the Bronco. · Opening of a new customer-contact center in Houston to develop even closer relationships with U.S. owners of Ford vehicles. · Further strides in restructuring the company’s European business, focusing on industry- leading commercial vehicles, a smaller portfolio of profitable passenger vehicles, and niche imported models. · Signs of improvement in Ford’s China business. The company has begun introducing new country-focused products while at the same time lowering costs and strengthening its dealer network and sales and marketing capabilities. · Formation of Ford’s International Markets Group , or IMG, a new business unit bringing together 100 high-potential mature and emerging markets under a single leadership team. Those markets include India, Australia, ASEAN, the Middle East, Africa and Russia. Auto sales in emerging countries are growing at almost double the rate of the global industry, and by 2024 will likely account for one in three vehicles sold worldwide. Ford IMG will be a beneficiary of the new joint venture with Mahindra. The company said the JV reinforces a commitment to profitable growth in India and is expected to unlock the low-cost product development capabilities key to emerging-market growth. · Sustained strong performance by Ford Credit , which delivered a 9-percent increase in EBT. · Selection of Austin, Texas, as the third launch market for Ford Mobility self-driving vehicles. Additionally, Ford’s Spin, which is among the top three micro-mobility companies in the U.S., continues to grow, with more than 3 million rides across 2 now 60 markets through the first nine months of the year. Spin is expanding the company’s reach in ways that are expected to broaden the base for its future autonomous-vehicles businesses. “We are laying the groundwork for consistently higher customer experience and future growth in free cash flow and profitability ,” said Tim Stone , Ford’s chief financial officer. “ We have a bias for action and are driving disciplined, long-term execution .” Regional Highlights Outlook · Ford continues to expect lower full-year structural costs in its Automotive business, excluding pensions and other post-employment benefits, and sustained strength in Ford Credit. The company still anticipates full-year growth in adjusted free cash flow, its most important financial measure, driven by Automotive. · However, fourth-quarter headwinds – higher warranty costs, higher than planned incentives in North America, and lower volumes in China – have intensified since Ford last gave financial guidance for 2019. · As a result, Ford is lowering its guidance for full-year company adjusted EBIT to between $6.5 billion and $7.0 billion, compared with $7.0 billion in 2018. · Full-year adjusted EPS is now anticipated to be $1.20 to $1.32, versus $1.30 in 2018, with an adjusted effective tax rate of around 12 to 13 percent. · Ford’s guidance assumes no material change in the current economic environment, including commodities, foreign exchange and tariffs. Actual results could differ materially from guidance due to risks, uncertainties and other factors, including those detailed in the company’s Cautionary Note on Forward Looking Statements. # # # 3

About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 191,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com . Contact(s): Media: Equity Investment Fixed Income Shareholder Community: Investment Inquiries: Community: Brad Carroll Lynn Antipas Tyson Karen Rocoff 1.800.555.5259 or 313.390.5565 313.621.2902 313.621.0965 313.845.8540 Bcarro37@ford.com Ltyson4@ford.com Krocoff@ford.com Stockinf@ford.com 4

Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long -term competitiveness depends on the successful execution of fitness actions; • Industry sales volume, particularly in the United States, Europe, or China, could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including Brexit; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor disputes, natural or man - made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Ford’s vehicles could be affected by defects that result in delays in new mode l launches, recall campaigns, or increased warranty costs; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, and other regulations that may change in the future; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our 2018 Form 10 -K Report, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. 5

Conference Call Details Ford Motor Company (NYSE:F) and Ford Motor Credit Company will release their 2019 third quarter financial results at 4:05 p.m. ET on Wednesday, October 23. Following the release, Jim Hackett, Ford president and chief executive officer; Tim Stone, Ford chief financial officer; and members of Ford’s senior management team wi ll host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call. Ford Earnings Call: 5:00 p.m. ET Toll-Free: 1.877.870.8664 International: 1.970.297.2423 Passcode: Ford Earnings Web: www.shareholder.ford.com REPLAY (Available after 8:00 p.m. ET the day of the event through October 30, 2019) Web: www.shareholder.ford.com Toll-Free: 1.855.859.2056 International: 1.404.537.3406 Replay Passcode: 2196076 * The following applies to the information throughout this release: § See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). § Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporatio n (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the October 23, 2019 conference call at www.shareholder.ford.com for further discussion of wholesale unit volumes. 6

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the periods ended September 30, 2018 2019 First Nine Months (unaudited) Cash flows from operating activities Net income $ 3,807 $ 1,756 Depreciation and tooling amortization 6,930 7,310 Other amortization (626) (891) Held -for -sale impairment charges — 799 Provision for credit and insurance losses 367 292 Pension and other post -retirement employee benefits (“OPEB”) expense/(income) (387) 401 Equity investment (earnings)/losses in excess of dividends received 15 73 Foreign currency adjustments 476 49 Net (gain)/loss on changes in investments in affiliates (44) (46) Stock compensation 199 238 Provision for deferred income taxes (82) (403) Decrease/(Increase) in finance receivables (wholesale and other) 746 2,792 Decrease/(Increase) in accounts receivable and other assets (2,126) (1,023) Decrease/(Increase) in inventory (2,360) (1,790) Increase/(Decrease) in accounts payable and accrued and other liabilities 6,786 5,226 Other (36) (44) Net cash provided by/(used in) operating activities 13,665 14,739 Cash flows from investing activities Capital spending (5,669) (5,358) Acquisitions of finance receivables and operating leases (48,227) (41,142) Collections of finance receivables and operating leases 38,418 37,854 Purchases of marketable securities and other investments (14,547) (12,367) Sales and maturities of marketable securities and other investments 17,341 12,532 Settlements of derivatives 290 163 Other (201) (53) Net cash provided by/(used in) investing activities (12,595) (8,371) Cash flows from financing activities Cash payments for dividends and dividend equivalents (2,308) (1,794) Purchases of common stock (164) (237) Net changes in short -term debt (1,268) (1,094) Proceeds from issuance of long -term debt 37,211 35,705 Principal payments on long -term debt (33,935) (34,847) Other (184) (173) Net cash provided by/(used in) financing activities (648) (2,440) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (305) (154) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 117 $ 3,774 Cash, cash equivalents, and restricted cash at beginning of period $ 18,638 $ 16,907 Net increase/(decrease) in cash, cash equivalents, and restricted cash 117 3,774 Cash, cash equivalents, and restricted cash at end of period $ 18,755 $ 20,681 7

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENT (in millions, except per share amounts) For the periods ended September 30, 2018 2019 2018 2019 Third Quarter First Nine Months (unaudited) Revenues Automotive $ 34,660 $ 33,931 $ 109,577 $ 106,928 Ford Credit 2,998 3,045 8,950 9,231 Mobility 8 14 18 26 Total revenues 37,666 36,990 118,545 116,185 Costs and expenses Cost of sales 31,568 32,282 100,515 99,881 Selling, a dministrative, and other expenses 2,882 2,601 8,407 8,169 Ford Credit interest, operating, and other expenses 2,352 2,368 7,052 7,104 Total cost s and expenses 36,802 37,251 115,974 115,154 Operating income/(loss) 864 (261) 2,571 1,031 Interest expense on Automotive debt 328 262 890 723 Interest e xpense on Other debt 15 14 43 42 Other income/(loss), net 605 534 2,472 1,434 Equity in net income of affiliated companies (32) (16) 252 96 Income/(Loss) before income taxes 1,094 (19) 4,362 1,796 Provision for/(Benefit from) income taxes 101 (442) 555 40 Net income 993 423 3,807 1,756 Less: Income/(Loss) attributable to noncontrolling interests 2 (2) 14 37 Net income attributable to Ford Motor Company $ 991 $ 425 $ 3,793 $ 1,719 EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income $ 0.25 $ 0.11 $ 0.95 $ 0.43 Diluted income 0.25 0.11 0.95 0.43 Weighted -average shares used in computation of earnings per share Basic shares 3,976 3,970 3,976 3,976 Diluted shares 4,000 4,007 3,999 4,006 8

FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, September 30, 2018 2019 (unaudited) ASSETS Cash and cash equivalents $ 16,718 $ 20,523 Marketable securities 17,233 16,808 Ford Credit finance receivables, net 54,353 51,183 Trade and other receivables, less allowances of $94 and $60 11,195 10,621 Inventories 11,220 12,451 Assets of held -for -sale operations — 812 Other assets 3,930 3,356 Total current assets 114,649 115,754 Ford Credit finance receivables, net 55,544 53,530 Net investment in operating leases 29,119 29,452 Net property 36,178 35,404 Equity in net assets of affiliated companies 2,709 2,623 Deferred income taxes 10,412 10,677 Other assets 7,929 10,717 Total assets $ 256,540 $ 258,157 LIABILITIES Payables $ 21,520 $ 22,228 Other liabilities and deferred revenue 20,556 21,731 Automotive debt payable within one year 2,314 1,622 Ford Credit debt payable within one year 51,179 52,852 Other debt payable within one year — 130 Liabilities of held -for -sale operations — 524 Total current liabilities 95,569 99,087 Other liabilities and deferred revenue 23,588 23,729 Automotive long -term debt 11,233 12,615 Ford Credit long -term debt 88,887 86,422 Other long -term debt 600 470 Deferred income taxes 597 447 Total liabilities 220,474 222,770 Redeemable noncontrolling interest 100 — EQUITY Common Stock, par value $.01 per share (4,011 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,006 22,179 Retained earnings 22,668 22,590 Accumulated other comprehensive income/(loss) (7,366) (7,842) Treasury stock (1,417) (1,619) Total equity attributable to Ford Motor Company 35,932 35,349 Equity attributable to noncontrolling interests 34 38 Total equity 35,966 35,387 Total liabilities and equity $ 256,540 $ 258,157 9

## SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

*Selected Cash Flow Information.* The following tables provide supplemental cash flow information (in millions):

| | For the period ended September 30, 2019 | | | |
|---|---|---|---|---|
| | First Nine Months | | | |
| **Cash flows from operating activities** | **Company excluding Ford Credit** | **Ford Credit** | **Eliminations** | **Consolidated** |
| Net income | $ (31) | $ 1,787 | $ — | $ 1,756 |
| Depreciation and tooling amortization | 4,574 | 2,736 | — | 7,310 |
| Other amortization | 38 | (929) | — | (891) |
| Held-for-sale impairment charges | 799 | — | — | 799 |
| Provision for credit and insurance losses | — | 292 | — | 292 |
| Pension and OPEB expense/(income) | 401 | — | — | 401 |
| Equity investment (earnings)/losses in excess of dividends received | 96 | (23) | — | 73 |
| Foreign currency adjustments | 116 | (67) | — | 49 |
| Net (gain)/loss on changes in investments in affiliates | (39) | (7) | — | (46) |
| Stock compensation | 232 | 6 | — | 238 |
| Provision for deferred income taxes | (540) | 137 | — | (403) |
| Decrease/(Increase) in finance receivables (wholesale and other) | — | 2,792 | — | 2,792 |
| Decrease/(Increase) in intersegment receivables/payables | (684) | 684 | — | — |
| Decrease/(Increase) in accounts receivable and other assets | (1,043) | 20 | — | (1,023) |
| Decrease/(Increase) in inventory | (1,790) | — | — | (1,790) |
| Increase/(Decrease) in accounts payable and accrued and other liabilities | 5,364 | (138) | — | 5,226 |
| Other | (4) | (40) | — | (44) |
| Interest supplements and residual value support to Ford Credit | (3,658) | 3,658 | — | — |
| Net cash provided by/(used in) operating activities | $ 3,831 | $ 10,908 | $ — | $ 14,739 |

| **Cash flows from investing activities** | **Company excluding Ford Credit** | **Ford Credit** | **Eliminations** | **Consolidated** |
|---|---|---|---|---|
| Capital spending | $ (5,318) | $ (40) | $ — | $ (5,358) |
| Acquisitions of finance receivables and operating leases | — | (41,142) | — | (41,142) |
| Collections of finance receivables and operating leases | — | 37,854 | — | 37,854 |
| Purchases of marketable securities and other investments | (7,929) | (4,438) | — | (12,367) |
| Sales and maturities of marketable securities and other investments | 10,210 | 2,322 | — | 12,532 |
| Settlements of derivatives | 76 | 87 | — | 163 |
| Other | (50) | (3) | — | (53) |
| Investing activity (to)/from other segments | 2,504 | — | (2,504) | — |
| Net cash provided by/(used in) investing activities | $ (507) | $ (5,360) | $ (2,504) | $ (8,371) |

| **Cash flows from financing activities** | **Company excluding Ford Credit** | **Ford Credit** | **Eliminations** | **Consolidated** |
|---|---|---|---|---|
| Cash payments for dividends and dividend equivalents | $ (1,794) | $ — | $ — | $ (1,794) |
| Purchases of common stock | (237) | — | — | (237) |
| Net changes in short-term debt | 18 | (1,112) | — | (1,094) |
| Proceeds from issuance of long-term debt | 2,282 | 33,423 | — | 35,705 |
| Principal payments on long-term debt | (1,631) | (33,216) | — | (34,847) |
| Other | (86) | (87) | — | (173) |
| Financing activity to/(from) other segments | — | (2,504) | 2,504 | — |
| Net cash provided by/(used in) financing activities | $ (1,448) | $ (3,496) | $ 2,504 | $ (2,440) |
| | | | | |
| Effect of exchange rate changes on cash, cash equivalents, and restricted cash | $ (61) | $ (93) | $ — | $ (154) |

10

*Selected Income Statement Information.* The following table provides supplemental income statement information (in millions):

| | For the period ended September 30, 2019 | | | | | |
|---|---|---|---|---|---|---|
| | Third Quarter | | | | | |
| | Company excluding Ford Credit | | | | | |
| | Automotive | Mobility | Other (a) | Subtotal | Ford Credit | Consolidated |
| Revenues | $ 33,931 | $ 14 | $ — | $ 33,945 | $ 3,045 | $ 36,990 |
| Total costs and expenses | 33,158 | 339 | 1,386 | 34,883 | 2,368 | 37,251 |
| Operating income | 773 | (325) | (1,386) | (938) | 677 | (261) |
| Interest expense on Automotive debt | — | — | 262 | 262 | — | 262 |
| Interest expense on Other debt | — | — | 14 | 14 | — | 14 |
| Other income/(loss), net | 583 | 33 | (132) | 484 | 50 | 534 |
| Equity in net income of affiliated companies | (27) | 2 | — | (25) | 9 | (16) |
| Income/(Loss) before income taxes | 1,329 | (290) | (1,794) | (755) | 736 | (19) |
| Provision for/(Benefit from) income taxes | 132 | (70) | (669) | (607) | 165 | (442) |
| Net income/(loss) | 1,197 | (220) | (1,125) | (148) | 571 | 423 |
| Less: Income/(Loss) attributable to noncontrolling interests | (2) | — | — | (2) | — | (2) |
| Net income/(loss) attributable to Ford Motor Company | $ 1,199 | $ (220) | $ (1,125) | $ (146) | $ 571 | $ 425 |

| | For the period ended September 30, 2019 | | | | | |
|---|---|---|---|---|---|---|
| | First Nine Months | | | | | |
| | Company excluding Ford Credit | | | | | |
| | Automotive | Mobility | Other (a) | Subtotal | Ford Credit | Consolidated |
| Revenues | $ 106,928 | $ 26 | $ — | $ 106,954 | $ 9,231 | $ 116,185 |
| Total costs and expenses | 103,742 | 986 | 3,322 | 108,050 | 7,104 | 115,154 |
| Operating income | 3,186 | (960) | (3,322) | (1,096) | 2,127 | 1,031 |
| Interest expense on Automotive debt | — | — | 723 | 723 | — | 723 |
| Interest expense on Other debt | — | — | 42 | 42 | — | 42 |
| Other income/(loss), net | 1,463 | 107 | (354) | 1,216 | 218 | 1,434 |
| Equity in net income of affiliated companies | 62 | 11 | — | 73 | 23 | 96 |
| Income/(Loss) before income taxes | 4,711 | (842) | (4,441) | (572) | 2,368 | 1,796 |
| Provision for/(Benefit from) income taxes | 757 | (203) | (1,095) | (541) | 581 | 40 |
| Net income/(loss) | 3,954 | (639) | (3,346) | (31) | 1,787 | 1,756 |
| Less: Income/(Loss) attributable to noncontrolling interests | 37 | — | — | 37 | — | 37 |
| Net income/(loss) attributable to Ford Motor Company | $ 3,917 | $ (639) | $ (3,346) | $ (68) | $ 1,787 | $ 1,719 |

(a) Other includes Corporate Other, Interest on Debt, and Special Items

11

*Selected Balance Sheet Information.* The following tables provide supplemental balance sheet information (in millions):

| | September 30, 2019 | | | |
|---|---|---|---|---|
| **Assets** | **Company excluding Ford Credit** | **Ford Credit** | **Eliminations** | **Consolidated** |
| Cash and cash equivalents | $ 8,944 | $ 11,579 | $ — | $ 20,523 |
| Marketable securities | 13,354 | 3,454 | — | 16,808 |
| Ford Credit finance receivables, net | — | 51,183 | — | 51,183 |
| Trade and other receivables, less allowances | 3,700 | 6,921 | — | 10,621 |
| Inventories | 12,451 | — | — | 12,451 |
| Assets of held-for-sale operations | 812 | — | — | 812 |
| Other assets | 2,061 | 1,295 | — | 3,356 |
| Receivable from other segments | 301 | 2,095 | (2,396) | — |
| Total current assets | 41,623 | 76,527 | (2,396) | 115,754 |
| | | | | |
| Ford Credit finance receivables, net | — | 53,530 | — | 53,530 |
| Net investment in operating leases | 1,960 | 27,492 | — | 29,452 |
| Net property | 35,195 | 209 | — | 35,404 |
| Equity in net assets of affiliated companies | 2,502 | 121 | — | 2,623 |
| Deferred income taxes | 12,906 | 182 | (2,411) | 10,677 |
| Other assets | 8,458 | 2,259 | — | 10,717 |
| Receivable from other segments | 414 | 2 | (416) | — |
| Total assets | $ 103,058 | $ 160,322 | $ (5,223) | $ 258,157 |

| **Liabilities** | **Company excluding Ford Credit** | **Ford Credit** | **Eliminations** | **Consolidated** |
|---|---|---|---|---|
| Payables | $ 21,156 | $ 1,072 | $ — | $ 22,228 |
| Other liabilities and deferred revenue | 20,151 | 1,580 | — | 21,731 |
| Automotive debt payable within one year | 1,622 | — | — | 1,622 |
| Ford Credit debt payable within one year | — | 52,852 | — | 52,852 |
| Other debt payable within one year | 130 | — | — | 130 |
| Liabilities of held-for-sale operations | 524 | — | — | 524 |
| Payable to other segments | 2,396 | — | (2,396) | — |
| Total current liabilities | 45,979 | 55,504 | (2,396) | 99,087 |
| | | | | |
| Other liabilities and deferred revenue | 22,607 | 1,122 | — | 23,729 |
| Automotive long-term debt | 12,615 | — | — | 12,615 |
| Ford Credit long-term debt | — | 86,422 | — | 86,422 |
| Other long-term debt | 470 | — | — | 470 |
| Deferred income taxes | 146 | 2,712 | (2,411) | 447 |
| Payable to other segments | 9 | 407 | (416) | — |
| Total liabilities | $ 81,826 | $ 146,167 | $ (5,223) | $ 222,770 |

12

Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non- GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT margin is Company adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Compan y’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, separation payments, and other items that are considered operating cash outflows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company adjusted free cash flow, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after -cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension/OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension/OPEB liability. Note: Calculated results may not sum due to rounding 13

## Net Income Reconciliation To Adjusted EBIT ($M)

| | Q3 2018 | Q3 2019 | YTD 2018 | YTD 2019 | Memo: FY 2018 |
|---|---|---|---|---|---|
| Net income / (loss) attributable to Ford (GAAP) | $ 991 | $ 425 | $ 3,793 | $ 1,719 | $ 3,677 |
| Income / (Loss) attributable to noncontrolling interests | 2 | (2) | 14 | 37 | 18 |
| Net income / (loss) | $ 993 | $ 423 | $ 3,807 | $ 1,756 | $ 3,695 |
| Less: (Provision for) / Benefit from income taxes | (101) | 442 | (555) | (40) | (650) |
| Income / (Loss) before income taxes | $ 1,094 | $ (19) | $ 4,362 | $ 1,796 | $ 4,345 |
| Less: Special items pre-tax | (231) | (1,536) | (250) | (3,333) | (1,429) |
| Income / (Loss) before special items pre-tax | $ 1,325 | $ 1,517 | $ 4,612 | $ 5,129 | $ 5,774 |
| Less: Interest on debt | (343) | (276) | (933) | (765) | (1,228) |
| Adjusted EBIT (Non-GAAP) | $ 1,668 | $ 1,793 | $ 5,545 | $ 5,894 | $ 7,002 |
| Memo: | | | | | |
| Revenue ($B) | $ 37.6 | $ 37.0 | $ 118.5 | $ 116.2 | $ 160.3 |
| Net income margin (GAAP) (%) | 2.6% | 1.1% | 3.2% | 1.5% | 2.3% |
| Adjusted EBIT Margin (Non-GAAP) (%) | 4.4% | 4.8% | 4.7% | 5.1% | 4.4% |

## Earnings Per Share Reconciliation To Adjusted Earnings Per Share

| | Q3 2018 | Q3 2019 | YTD 2018 | YTD 2019 |
|---|---|---|---|---|
| Diluted After-Tax Results ($M) | | | | |
| Diluted after-tax results (GAAP) | $ 991 | $ 425 | $ 3,793 | $ 1,719 |
| Less: Impact of pre-tax and tax special items | (183) | (931) | (197) | (2,505) |
| Less: Noncontrolling interests impact of Russia restructuring | - | - | - | (35) |
| Adjusted net income - diluted (Non-GAAP) | $ 1,174 | $ 1,356 | $ 3,990 | $ 4,259 |
| Basic and Diluted Shares (M) | | | | |
| Basic shares (average shares outstanding) | 3,976 | 3,970 | 3,976 | 3,976 |
| Net dilutive options, unvested restricted stock units and restricted stock | 24 | 37 | 23 | 30 |
| Diluted shares | 4,000 | 4,007 | 3,999 | 4,006 |
| Earnings per share - diluted (GAAP) | $ 0.25 | $ 0.11 | $ 0.95 | $ 0.43 |
| Less: Net impact of adjustments | (0.04) | (0.23) | (0.05) | (0.63) |
| Adjusted earnings per share - diluted (Non-GAAP) | $ 0.29 | $ 0.34 | $ 1.00 | $ 1.06 |

14

# Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

| | Q1 2018 | Q2 2018 | Q3 2018 | Q4 2018 | Q1 2019 | Q2 2019 | Q3 2019 | YTD 2018 | YTD 2019 |
|---|---|---|---|---|---|---|---|---|---|
| Net cash provided by / (used in) operating activities (GAAP) | $ 3,514 | $ 4,972 | $ 5,179 | $ 1,357 | $ 3,544 | $ 6,463 | $ 4,732 | $13,665 | $14,739 |
| Less: Items not included in Company Adjusted Free Cash Flows | | | | | | | | | |
| Ford Credit free cash flows | (315) | 5,907 | 3,811 | (1,232) | 1,118 | 5,267 | 4,523 | 9,403 | 10,908 |
| Funded pension contributions | (88) | (72) | (123) | (153) | (294) | (106) | (211) | (283) | (611) |
| Global Redesign (including separations) | (16) | (18) | (45) | (117) | (136) | (222) | (334) | (79) | (692) |
| Other, net | 53 | (112) | 163 | (21) | (22) | 175 | (124) | 104 | 30 |
| Add: Items included in Company Adjusted Free Cash Flows | | | | | | | | | |
| Automotive and Mobility capital spending | (1,769) | (1,898) | (1,968) | (2,102) | (1,620) | (1,911) | (1,787) | (5,635) | (5,318) |
| Ford Credit distributions | 1,013 | 450 | 600 | 660 | 675 | 650 | 1,100 | 2,063 | 2,425 |
| Settlement of derivatives | (161) | 114 | 109 | 70 | (26) | 86 | 16 | 62 | 76 |
| Pivotal conversion to a marketable security | - | 263 | - | - | - | - | - | 263 | - |
| Company adjusted free cash flow (Non-GAAP) | $ 2,963 | $ (1,804) | $ 115 | $ 1,507 | $ 1,907 | $ 174 | $ 207 | $ 1,274 | $ 2,288 |
| Cash Conversion Calculation | | | | | | | | | |
| Company Adj. free cash flow (Non-GAAP) (sum of Trailing Four Qtrs) | $ 5,137 | $ 2,089 | $ 3,519 | $ 2,781 | $ 1,725 | $ 3,703 | $ 3,795 | | |
| Adj. EBIT (Non-GAAP) (sum of Trailing Four Qtrs) | $ 9,303 | $ 8,190 | $ 7,573 | $ 7,002 | $ 7,263 | $ 7,226 | $ 7,351 | | |
| Adj. free cash conversion (Non-GAAP) (Trailing Four Qtrs)* | 55% | 26% | 46% | 40% | 24% | 51% | 52% | | |
| Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford (Trailing Four Qtrs) | 219% | 241% | 266% | 409% | 488% | 763% | 1,004% | | |

* Most comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford

# Adjusted ROIC

| | Four Quarters Ended Q3 2018 ($B) | Four Quarters Ended Q3 2019 ($B) |
|---|---|---|
| **Adjusted Net Operating Profit After Cash Tax** | | |
| Net income attributable to Ford | $ 6.3 | $ 1.6 |
| Add: Noncontrolling interest | 0.0 | 0.0 |
| Less: Income tax | 0.1 | (0.1) |
| Add: Cash tax | (0.6) | (0.7) |
| Less: Interest on debt | (1.2) | (1.1) |
| Less: Total pension/OPEB income/(cost) | 0.7 | (1.2) |
| Add: Pension/OPEB service costs | (1.2) | (1.1) |
| Net operating profit after cash tax | $ 4.9 | $ 2.3 |
| Less: Special items (excl. pension/OPEB) pre-tax | (0.3) | (3.3) |
| Adj. net operating profit after cash tax | $ 5.3 | $ 5.6 |
| **Invested Capital** | | |
| Equity | $ 36.6 | $ 35.4 |
| Redeemable noncontrolling interest | 0.1 | - |
| Debt (excl. Ford Credit) | 15.3 | 14.8 |
| Net pension and OPEB liability | 11.3 | 10.9 |
| Invested capital (end of period) | $ 63.3 | $ 61.1 |
| Average invested capital | $ 64.6 | $ 62.1 |
| ROIC* | 7.7% | 3.6% |
| Adjusted ROIC (Non-GAAP)** | 8.2% | 9.0% |

* Calculated as the sum of net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

** Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

15

# Special Items ($B)

| | Q3 | | YTD | |
|---|---|---|---|---|
| | 2018 | 2019 | 2018 | 2019 |
| Global Redesign | | | | |
| South America São Bernardo do Campo closure | $ (0.0) | $ (0.0) | $ (0.0) | $ (0.5) |
| Europe excl. Russia | (0.1) | (0.2) | (0.1) | (1.0) |
| Russia | - | 0.0 | - | (0.4) |
| India | - | (0.8) | - | (0.8) |
| Separations and Other (not included above) | (0.1) | (0.0) | (0.1) | (0.1) |
| Subtotal Global Redesign | $ (0.2) | $ (1.0) | $ (0.3) | $ (2.8) |
| Other Items | | | | |
| Focus cancellation | $ (0.0) | $ - | $ (0.0) | $ (0.1) |
| Other, incl. Transit Connect customs ruling and Chariot | - | (0.2) | - | (0.2) |
| Subtotal Other Items | $ (0.0) | $ (0.2) | $ (0.0) | $ (0.3) |
| Pension and OPEB Gain / (Loss) | | | | |
| Other pension remeasurement | $ - | $ (0.3) | $ 0.0 | $ (0.3) |
| Pension curtailment | - | - | 0.0 | - |
| Subtotal Pension and OPEB Gain / (Loss) | $ - | $ (0.3) | $ 0.0 | $ (0.3) |
| Total EBIT Special Items | $ (0.2) | $ (1.5) | $ (0.2) | $ (3.3) |
| Cash effect of Global Redesign (incl. separations) | $ (0.0) | $ (0.3) | $ (0.1) | $ (0.7) |

16

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENT (in millions) For the periods ended September 30, 2018 2019 2018 2019 Third Quarter First Nine Months (unaudited) Financing revenue Operating leases $ 1,463 $ 1,480 $ 4,321 $ 4,429 Retail financing 983 987 2,890 2,958 Dealer financing 519 534 1,624 1,738 Other financing 20 23 62 73 Total financing revenue 2,985 3,024 8,897 9,198 Depreciation on vehicles subject to operating leases (936) (894) (2,975) (2,712) Interest expense (989) (1,081) (2,898) (3,316) Net financing margin 1,060 1,049 3,024 3,170 Other revenue Insurance premiums earned 39 43 123 136 Fee based revenue and other 57 60 180 175 Total financing margin and other revenue 1,156 1,152 3,327 3,481 Expenses Operating expenses 368 350 1,070 1,064 Provision for credit losses 127 93 290 189 Insurance expenses 19 33 77 103 Total expenses 514 476 1,437 1,356 Other income, net 36 60 74 243 Income before income taxes 678 736 1,964 2,368 Provision for / (Benefit from) income taxes 160 165 266 581 Net income $ 518 $ 571 $ 1,698 $ 1,787 17

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, September 30, 2018 2019 (unaudited) ASSETS Cash and cash equivalents $ 9,607 $ 11,579 Marketable securities 1,308 3,454 Finance receivables, net Retail installment contracts, dealer financing, and other financing 110,388 104,302 Finance leases 8,426 8,469 Total finance receivables, net 118,814 112,771 Net investment in operating leases 27,449 27,530 Notes and accounts receivable from affiliated companies 905 794 Derivative financial instruments 670 1,295 Other assets 3,456 3,460 Total assets $ 162,209 $ 160,883 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,097 $ 1,081 Affiliated companies 426 549 Total accounts payable 1,523 1,630 Debt 140,146 139,274 Deferred income taxes 2,595 2,712 Derivative financial instruments 663 637 Other liabilities and deferred revenue 2,307 2,475 Total liabilities 147,234 146,728 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (829) (1,011) Retained earnings 10,577 9,939 Total shareholder’s interest 14,975 14,155 Total liabilities and shareholder’s interest $ 162,209 $ 160,883 18

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (in millions) For the periods ended September 30, 2018 2019 First Nine Months (unaudited) Cash flows from operating activities Net Income $ 1,698 $ 1,787 Adjustments to reconcile net income to net cash provided in operations Provision for credit losses 290 189 Depreciation and amortization 3,626 3,306 Amortization of upfront interest supplements (1,513) (1,605) Net change in deferred income taxes 142 137 Net change in other assets (329) 58 Net change in other liabilities 470 228 All other operating activities 210 109 Net cash provided by / (used in) operating activities $ 4,594 $ 4,209 Cash flows from investing activities Purchases of finance receivables (33,751) (28,449) Principal collections of finance receivables 31,993 31,628 Purchases of operating lease vehicles (11,015) (9,728) Proceeds from termination of operating lease vehicles 7,086 7,135 Net change in wholesale receivables and other short-duration receivables 686 2,822 Purchases of marketable securities (3,401) (4,438) Proceeds from sales and maturities of marketable securities 4,504 2,322 Settlements of derivatives 228 87 All other investing activities 117 (41) Net cash provided by / (used in) investing activities (3,553) 1,338 Cash flows from financing activities Proceeds from issuances of long -term debt 37,035 33,423 Principal payments on long -term debt (32,588) (33,216) Change in short -term debt, net (1,677) (1,190) Cash distributions to parent (2,063) (2,425) All other financing activities (141) (87) Net cash provided by / (used in) financing activities 566 (3,495) Effect of exchange rate changes on cash, cash equivalents and restricted cash (145) (93) Net increase / (decrease) in cash, cash equivalents and restricted cash $ 1,462 $ 1,959 Cash, cash equivalents and restricted cash at beginning of period $ 9,682 $ 9,747 Net increase / (decrease) in cash, cash equivalents and restricted cash 1,462 1,959 Cash, cash equivalents and restricted cash at end of period $ 11,144 $ 11,706 19